                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT


           REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 26, 2000, by and among Yellowbubble.com, Inc., a Nevada corporation with an address at 104/106, The Chambers, Chelsea Harbour, London SW10 0XF, England (the "COMPANY"), and each of the persons listed on the signature page hereof (each, a "Seller" and collectively, the "Sellers").

           WHEREAS:

           A. Pursuant to an agreement, dated July 26, 2000, by and between the parties (the "ACQUISITION AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Acquisition Agreement, to issue to the Sellers an aggregate of 169,737 shares of the Company's common stock, par value $.001 per share (the "SHARES"); and

           B. The Acquisition Agreement provides that it is a condition of the Closing thereunder that the parties enter into this Agreement in order to provide the Sellers with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws:

           NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Sellers hereby agree as follows:

           1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                (a) "HOLDER" means a Seller and any transferee or assignee thereof to whom a Seller assigns his or its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with
Section 9.

                (b) "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, a trust, an individual, a governmental or political subdivision thereof or a governmental agency.

                (c) "REGISTER, " "REGISTERED, " and "REGISTRATION" refer to a registration effected by preparing and filing one or more registration statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the "SEC").

                (d) "REGISTRABLE SECURITIES" means the Shares and any shares of capital stock issued or issuable with respect to the Shares as a result of any stock split, stock dividend, recapitalization, exchange, combination, merger, consolidation, distribution or similar event or otherwise; provided that there shall be excluded from Registrable Securities any securities that may be sold at the time in question by the holder thereof pursuant to Rule 144 under the 1933 Act during any single three-month period (or any similar period that may be adopted in the future under Rule 144) without regard to any quantity limitations.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Acquisition Agreement.

           2.         Registration.

                (a) Piggyback Registration. If at any time prior to the second anniversary of the completion of the transaction contemplated under the Acquisition Agreement, the Company proposes to register any of its securities under the 1933 Act (other than in connection with a merger or other reorganization or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to filing of each such registration statement, to all Holders of the Registrable Securities of its intention to do so. If any of Holder of Registrable Securities notifies the Company within twenty (20) days after receipt of any such notice of his, its or their desire to include any such securities in such proposed registration statement (referred to herein as the "Requesting Holders"), the Company shall afford each of the Requesting Holders the opportunity to have any such Registrable Securities included in such registration statement. If the registration of which the Company gives notice pursuant to this Section 2(a) for a registered public offering involves an underwriting, the Company so shall advise as part of the written notice given to the Holders of the Registrable Securities. In such event, the right of any such holder to registration pursuant to this Section 2(a) will be conditioned upon such holder's participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent provided herein. All Requesting Holders proposing to distribute Registrable Securities through such underwriting will (together with the Company and other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2(a), if the underwriter determines that marketing factors or market conditions require a limitation on the number of securities to be underwritten, the underwriter may (subject to allocation priority set forth below) limit the number of securities included in the relevant offering and registration. The Company shall advise all Requesting Holders of the limitation, and the number of Registrable Securities, if any, that are entitled to be included in such offering and registration shall be allocated in the following manner: First, all securities to be registered for the Company's own account, or if such securities are to be registered for the account of a security holder or security holders having demand registration rights pursuant to the exercise of which the Company is being required to undertake such registration, such securities, shall be included in such offering and registration. Then, the number of Registrable Securities, if any that maybe included in such offering and registration shall be allocated pro rata to the Requesting Holders and to others who requested registration, in each case in proportion, as nearly as practicable, to the respective number of Registrable Securities which each had requested to be included in such offering and registration at the time of filing of the registration statement.

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                (b) Right Not to Proceed. Notwithstanding the provisions of
Section 2(a), the Company shall have the right at any time after it shall have give written notice pursuant to Section 2(a) (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

           3. Registration Procedures. If and whenever the Company is required by the provisions of Section 2 to effect the registration of Registrable Securities under the 1933 Act, the Company will:

                (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

                (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed the greater of nine (9) consecutive months following the effective date of the registration statement or 16 months from the date of the audited financial statements included or incorporated by reference therein;

                (c) furnish to the Requesting Holders participating in such registration (the "Selling Holders") and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Selling Holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

                (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Selling Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                (e) notify the Selling Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                (f) notify the Selling Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                (g) prepare and file with the SEC, promptly upon the request of any of the Selling Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Selling Holders (and concurred in by counsel for the Company),

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

is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of Registrable Securities by such Selling Holders;

                (h) prepare and promptly file with the SEC and promptly notify the Selling Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                (i) advise the Selling Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

           4.         Obligations Of Holders.

                (a) At least seven (7) days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by him, her or it and the intended method of disposition of the Registrable Securities held by him, her or it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                (b) Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

                (c) In the event any Holder elects to participate in an underwritten public offering pursuant to Section 2, each such Holder agrees to enter into and perform such Holder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations (only with respect to violations which occur in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use in the Registration Statement for such underwritten public offering), with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the

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Registrable Securities, unless such Holder notifies the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

                (d) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f), 3(h) or 3(i), such Selling Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f), (g) or 3(h), or notice of the suspension or withdrawal of any stop order or proceeding referred to in Section 3(i).

                (e) No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay his, her or its pro rata share of all underwriting discounts and commissions.

                (f) Each Selling Holder agrees that (i) it will not offer or sell any Registrable Securities under a Registration Statement until it has received copies of the prospectus included in such Registration Statement as then amended or supplemented and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated in Section 3(e) and (ii) such Seller will comply with the prospectus delivery requirements of the 1933 Act applicable to it in connection with sales of Registrable Securities pursuant to such Registration Statement.

           5.         Expenses.

                (a) With respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 2 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that the Selling Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

                (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in paragraph (a) above). Fees and disbursements of counsel and accountants for the Selling Holders and any other expenses incurred by the Selling Holders not expressly included above shall be borne by the Selling Holders.

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


           6.         Indemnification.


                (a) The Company will indemnify and hold harmless each Selling Holder, its directors and officers, and any underwriter (as defined in the 1933
Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the 1933 Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement covering Registrable Securities of such Selling Holder, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                (b) Each Selling Holder will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement covering Registrable Securities of such Selling Holder, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Selling Holder specifically for use in the preparation thereof. Each Selling Holder's obligations under this Section 6(b) shall be limited to an amount equal to the proceeds received by such Selling Holder of the Registrable Securities sold in any such registration.

                (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it

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may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                (d) No indemnifying party hereunder shall, except with the approval of each applicable indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

           7.         Contribution.

                      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) no Selling Holder of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any Selling Holder of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any Selling Holder of Registrable Securities shall be limited in amount to the net amount of proceeds received by such Selling Holder from the sale of such Registrable Securities.

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           8.         Exchange Act Registration; Rule 144.

                (a) If the Company at any time shall list the Shares on any securities exchange, the Company will, at its expense, simultaneously list on such exchange and maintain such listing of all of the Registrable Securities.

                (b) The Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the 1933 Act (or any successor exemptive rule hereinafter in effect) with respect to the Shares. The Company shall furnish to any Holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and
(iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.

           9.         Assignment Of Registration Rights.

                      The rights under this Agreement shall be assignable by the Holder to any transferee of all or any portion of Registrable Securities if: (i) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned ; (ii) at or before the time the Company receives such written notice the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, including providing the Company with a current address for all required notices; and (iii) such transfer shall have been made in accordance with the applicable federal and state securities laws.

           10.        Amendment Of Registration Rights.

                      The provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company.

           11.        Miscellaneous.

                (a) A person or entity is deemed to be a Holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been

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delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) three (3) days after being sent by certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                               If to the Company:

                                          104/106, The Chambers
                                          Chelsea Harbour
                                          London SW10 0XF
                                          England
                                          Attention: David Scroggie
                                          Telephone: 020-7569-6782

                               With a copy to:

                                          Bryan Cave LLP
                                          245 Park Avenue
                                          New York, New York 10167
                                          Telephone: (212) 692-1800
                                          Facsimile: (212) 692-1900
                                          Attention: Steven A. Saide

                               If to a Holder:

                                          To such holder's address as it appears
                                          under such holder's name on the
                                          signature page or on the Company's or
                                          its transfer agent's records

                                          With a copy to:

                                          Bird & Bird
                                          90 Fetter Lane
                                          London EC4A 1JP
                                          Telephone: (0)207 415 6000
                                          Facsimile: (0)207 415 6111
                                          Attention: Jeremy Landau

Each party shall provide five (5) days prior notice to the other party of any change in address, phone number or facsimile number or the person to whose attention notices are to be sent.

                (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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

                (d) This Agreement shall be governed by and interpreted in accordance with English law without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts sitting in London for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                (e) This Agreement and the Acquisition Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Acquisition Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                (f) Subject to the requirements of Section 9 this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect, the meaning hereof. Any reference to "Section __" shall refer to the applicable section of this Agreement.

                (h) This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                (j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied

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against any party.

           IN WITNESS WHEREOF, the Sellers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.


YELLOWBUBBLE.COM, INC.


BY:  /s/ Prashant Patel
     -------------------------------------
     Prashant Patel


YELLOWBUBBLE.COM, INC.


BY:  /s/  Narinder Dhillon
     -------------------------------------
     Narinder Dhillon



YELLOWBUBBLE.COM, INC.


BY:  /s/  David Scroggie
     -------------------------------------
     David Scroggie



                                       11
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                           SIGNATURE PAGE FOR SELLERS




/s/  Devendra Mooljee
-------------------------------------
Devendra Mooljee
36(1) St. Martins Lane
London WC2 4NR
24,523 Shares



/s/  Ziauddin
-------------------------------------
Ziauddin
2 Haldane Road, Fulham
London. SW6 7ET
24,523 Shares




/s/  Lik Mui
-------------------------------------
Lik Mui
305 Memorial Drive,
Cambridge, M.A. USA
12,429 Shares




/s/  Douglas McArthur
-------------------------------------
Douglas McArthur
77 Shaftsbury Ave,
London W1U 7AD
598 Shares




/s/  Zain Naqi
-------------------------------------
Zain Naqi
76 Fitzjohns Ave,
London. NW3 5LS
20,000 Shares

/s/  Rebecca Kerr
-------------------------------------
Rebecca Kerr
40 Paultons Square
London. SW3 5DT
6,000 Shares




/s/  Matthias Muller
-------------------------------------
Matthias Muller
8 Garrison Street,
Cambridge, M.A. USA
1,400 Shares




/s/  Nicholas Watkins
-------------------------------------
Nicholas Watkins
8 Norland Place,
London W11 4QG
10,000 Shares




Webbify.com Inc


By:  /s/ Tony Pelz
    ---------------------------------
Tony Pelz, General Partner
319K AABC Aspen
Colorado, USA
6,148 Shares



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




Branded Limited


By:  /s/  Philip Ley
     --------------------------------
Philip Ley, Managing Partner
Albert Bridge House
127 Albert Bridge Road
London SW11 4PL
3,163 Shares




Then Limited


By:  /s/  Nigel Saperia
     --------------------------------
Nigel Saperia, Managing Director
30 The Avenue,
Richmond, Surrey TW9 7AJ
50,000 Shares




/s/  Clive Hulskramer
-------------------------------------
Clive Hulskramer
63 Highbury New Park
London, N5 2ET
1,689 Shares




/s/  Christopher McCoy
-------------------------------------
Christopher McCoy
18 Hollybush Row,
Oxford, Ox1 1JH
951 Shares

/s/  George Hadjiyiannis
-------------------------------------
George Hadjiyiannis
636 Beacon Street, Apt # 305
Boston, M.A. USA
8,287 Shares


                                       15